Exhibit 99.1


                                  PRESS RELEASE

Monterey Gourmet Foods, Inc.
1528 Moffett Street
Salinas, California 93905
831/753-6262

FOR IMMEDIATE RELEASE

           Monterey Gourmet Foods Announces First Quarter 2007 Results

SALINAS, CA (May 8, 2007) -- Monterey Gourmet Foods (NASDAQ: PSTA) today announced first quarter sales of $24.7 million compared to $22.5 million for the first quarter 2006. The company also reported Net Income of $298,000 or $.02 per share compared to $100,000 or $.01 per share in the first quarter 2006.

         Eric Eddings, President/CEO of Monterey Gourmet Foods, explained, "We are encouraged with the direction of our first quarter. Our sales increased by $2.2 million for a 10 percent increase in net revenues over our first quarter of 2006. Our net income grew by $198,000 or 198 percent when comparing the first quarter of 2007 with the first quarter of 2006. Key contributors to our growth were refrigerated pasta up 17 percent, tamales sales up 15 percent, and our organic products up 8 percent when comparing first quarter 2007 to first quarter 2006."

         "Selling, General and Administrative expenses as a percent of net revenues for the 1st quarter 2007 was 26.1 percent compared to 28.4 percent for the 1st quarter 2006 and we look to reduce SG&A even further throughout the remainder of the year as we achieve further savings with the implementation of our freight project and various related cost reduction programs. We continue to make process improvements and introduce innovative products, some of which have been delayed into the second quarter and are now being made available to our customers and distributors."

         Mr. Eddings continued, "In our April 23, 2007, press release, we discussed several key initiatives, projects, and changes that are now being implemented regarding our progress to improve our talent, our innovation, and our ability to complete our objectives. Our new products are succeeding in the

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market; SG&A costs are down, with an emphasis on efficient promotional spending;
and we have a strong, motivated management team. We have aggressively embraced an internal item performance rationalization project as a result of identifying inefficient or poor performing items. We have reduced our key brand item offerings by 25 percent. Execution of this project is critical as we look to reduce the number of short inefficient production runs, which have historically challenged our margin performance. We are optimistic that we will see continued profit improvement in future quarters."

         In conclusion, Eddings emphasized that "while we still have challenges ahead, we feel our Company has a lot of positive momentum, our products are succeeding in the market, our management team is unified and working closely together for the benefit of our shareholders and our recent achievements validate our strategy and will lead us to future success."


MORE ABOUT MONTEREY GOURMET FOODS (PSTA)

Monterey Gourmet Foods manufactures USDA inspected, fresh gourmet refrigerated food products at its integrated 133,000 square foot corporate headquarters, distribution, and manufacturing facilities in Salinas (Monterey County), Calif., Seattle, Wash., and Eugene, Ore. Monterey Gourmet Foods has national distribution of its products in more than 10,000 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific. For more information about Monterey Gourmet Foods, visit www.MontereyGourmetFoods.com.

This press release contains forward-looking statements concerning unannounced results of operations for the most recent quarter and sales for future periods including without limitation such terms as "direction," "look to reduce." "further savings," "are succeeding," "look to reduce, "continued profit improvement," "positive momentum" and "will lead us to future success." These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the Company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Monterey Gourmet Foods' actual results to differ from such forward-looking statements are the following: (i) the process associated with the integrations of all the Company's brands, plants and sales force, (ii) a significant reduction of sales to two major customers currently comprising a majority of total revenues, (iii) the retention of newly acquired customers including achieving volume projections for these new customers, (iv) the Company's ability to achieve improved production efficiencies, (v) the

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timely and cost-effective introduction of new products in the coming months,
(vi) the utilization of the recently-completed plant expansion and the increased fixed costs associated with increased plant capacity, (vii) retention of key personnel and retention of key management, (viii) the risks inherent in food production, (ix) intense competition in the market in which the Company competes and (x) Monterey Gourmet Foods' ability to source competitively priced raw materials to achieve historical operating margins. In addition, the Company's results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the Company competes.

The Company has provided additional information regarding risks associated with the business in the Company's Annual Report on Form 10-K for fiscal 2006, its Proxy Statement filed April 21, 2006, and Form 8-K filed on February 21, 2007. The Company undertakes no obligation to update or revise publicly, any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Eric Eddings,  Chief Executive Officer, erice@montereygourmetfoods.com
         Scott Wheeler, Chief Financial Officer, scottw@montereygourmetfoods.com


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

                          MONTEREY GOURMET FOODS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)
                                                        March 31,        December 31,
                                                          2007               2006
                                                      --------------    --------------
                                                       (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                           $        4,273    $        4,281
  Accounts receivable, net                                     6,936             9,958
  Inventories                                                  7,222             7,574
  Deferred tax assets - current                                  595               793
  Prepaid expenses and other                                     799               807
                                                      --------------    --------------

   Total current assets                                       19,825            23,413

  Property and equipment, net                                 15,075            15,303
  Deferred tax assets - long term                              3,315             3,315
  Deposit and other                                              199               174
  Intangible assets, net                                       6,903             7,052
  Goodwill                                                    13,211            13,211
                                                      --------------    --------------

   Total assets                                       $       58,528    $       62,468
                                                      ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                    $        4,267    $        7,835
  Accrued liabilities                                          2,249             3,064
  Current portion of long-term debt                            1,000             1,018
                                                      --------------    --------------

   Total current liabilities                                   7,516            11,917

Long-term debt                                                   103               129
Minority interest                                                159               159

Stockholders' equity:
  Preferred stock, $.001 par value,
       1,000,000 shares authorized,
       none outstanding                                           --                --
  Common stock, $.001 par value,
      50,000,000 shares authorized,
      17,323,025 and 17,307,647
      issued and outstanding                                      17                17
  Additional paid-in capital                                  59,985            59,796
  Accumulated deficit                                         (9,252)           (9,550)
                                                      --------------    --------------
  Total stockholders' equity                                  50,750            50,263
                                                      --------------    --------------

   Total liabilities and stockholders' equity         $       58,528    $       62,468
                                                      ==============    ==============

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

                          MONTEREY GOURMET FOODS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
       (in thousands except earnings per share numbers and share totals)

                                                             Three Months Ended
                                                      ----------------- --------------
                                                      March 31, 2007    March 31, 2006
                                                      --------------    --------------
Net revenues                                          $       24,715    $       22,478
Cost of sales                                                 17,784            15,698
                                                      --------------    --------------

Gross profit                                                   6,931             6,780
Selling, general and administrative expenses                   6,452             6,376
                                                      --------------    --------------
Operating income                                                 479               404

Loss on disposition of assets                                    (12)               --

Other income, net                                                  1                 1

Interest income (expense), net                                    28              (200)
                                                      --------------    --------------
Income before provision for income
   tax expense                                                   496               205
Provision for income tax expense                                (198)             (105)
                                                      --------------    --------------

Net income                                            $          298    $          100
                                                      ==============    ==============

Basic income per share                                $         0.02    $         0.01

Diluted income per share                              $         0.02    $         0.01

Weighted average primary shares outstanding               17,317,668        14,782,501
Weighted average diluted shares outstanding               17,491,470        14,999,257


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

                          MONTEREY GOURMET FOODS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                            (in thousands of dollars)
                                                                                 Three Months Ended
                                                                          --------------------------------
                                                                          March 31, 2007    March 31, 2006
                                                                          --------------    --------------
Cash flows from operating activities:
Net income                                                                $          298    $          100
Adjustments to reconcile net income to net cash provided by
   operating activities:
           Deferred income taxes                                                     198               105
           Depreciation and amortization                                             680               753
           Provisions for allowances for bad debts, returns,
              adjustments and spoils                                               1,351             1,332
           Provisions for inventory allowances                                       110               139
           Stock option expense                                                      153                67
           Loss on disposition of assets                                              12                --
           Changes in assets and liabilities:
               Accounts receivable                                                 1,671               123
               Inventories                                                           242              (318)
               Prepaid expenses                                                        8               144
               Deposits and other                                                    (25)              (12)
               Accounts payable                                                   (3,568)              165
               Accrued liabilities                                                  (815)              (31)
                                                                          --------------    --------------
                  Net cash provided by operating activities                          315             2,567
                                                                          --------------    --------------

Cash flows from investing activities:
           Purchase of property and equipment                                       (315)             (434)
           Acquisition of businesses net of cash and minority interest                --                (2)
                                                                          --------------    --------------
     Net cash used in investing activities                                          (315)             (436)
                                                                          --------------    --------------

Cash flows from financing activities:
           Bank overdraft                                                             --            (1,507)
           Repayment of line of credit                                                --                (6)
           Repayment of debt                                                         (34)             (549)
           Repayment of capital lease obligations                                    (10)               (7)
           Proceeds from issuance of common stock                                     36                80
                                                                          --------------    --------------
   Net cash used in financing activities                                              (8)           (1,989)
                                                                          --------------    --------------

Net (decrease) increase in cash and cash equivalents                                  (8)              142

Cash and cash equivalents, beginning of period                                     4,281               330
                                                                          --------------    --------------
Cash and cash equivalents, end of period                                  $        4,273    $          472
                                                                          ==============    ==============

                                                                          March 31, 2007   March 31, 2006
                                                                          --------------    --------------
Cash payments:
           Interest                                                       $           19    $          207
           Income Taxes                                                   $           10    $            6

Non-cash investing and financing activities:
           Issuance of stock for acquisition of business                  $           --    $        1,186
           Capital lease obligations                                      $           --    $           19

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